Exhibit 99.1

TEXAS PACIFIC LAND CORPORATION ANNOUNCES SECOND QUARTER 2023 RESULTS
Earnings Call to be held 7:30 am CT on Thursday, August 3, 2023
DALLAS, TX (August 2, 2023) – Texas Pacific Land Corporation (NYSE: TPL) (the “Company” or "TPL") today announced its financial and operating results for the second quarter of 2023.
Second Quarter 2023 Highlights
•Net income of $100.4 million, or $13.06 per share (basic) and $13.05 per share (diluted)

•Revenues of $160.6 million

•Adjusted EBITDA(1) of $133.6 million

•Free cash flow (1) of $105.1 million

•Royalty production of 24.9 thousand barrels of oil equivalent per day

•$19.5 million of common stock repurchases

•Quarterly cash dividend of $3.25 per share paid on June 15, 2023

•As of June 30, 2023, TPL's royalty acreage had an estimated 4.9 net well permits, 8.2 net drilled but uncompleted wells, 2.3 net completed wells, and 62.6 net producing wells.

Six Months Ended June 30, 2023 Highlights

•Net income of $187.0 million, or $24.31 per share (basic) and $24.30 per share (diluted)

•Revenues of $307.0 million

•Adjusted EBITDA(1) of $249.5 million

•Free Cash Flow(1) of $193.2 million

•Royalty production of 22.9 thousand barrels of oil equivalent per day

•$26.2 million of common stock repurchases

•$50.0 million of total cash dividends paid during 2023 (comprised of $6.50 per share in regular dividends)

(1) Reconciliations of Non-GAAP measures are provided in the tables below.

“For the second quarter of 2023, TPL achieved new records across a number of key metrics,” said Tyler Glover, Chief Executive Officer of the Company. “Oil and gas royalty production, source water revenues and volumes, and produced water royalties all set new Company quarterly records. Easements and surface-related income continued a strong year generating its largest quarterly revenue since 2019. Although commodity prices were lower this quarter on a sequential quarter basis, our other revenue streams outside of oil and gas royalties attained impressive growth. With continued strong operator activity levels across our Permian royalty and surface acreage, TPL is well-positioned to capture these growing opportunities and to extract maximum value from our unique and expansive asset base.”

Financial Results for the Second Quarter of 2023

The Company reported net income of $100.4 million for the second quarter of 2023 compared to net income of $118.9 million for the second quarter of 2022.

Total revenues for the second quarter of 2023 were $160.6 million compared to $176.3 million for the second quarter of 2022. Oil and gas royalty revenue decreased $38.9 million due to lower average commodity prices in the second quarter of 2023 compared to the second quarter of 2022. The average realized price declined 45.9% to $38.04 per barrel of oil equivalent (“Boe”) in the second quarter of 2023 from $70.36 per Boe in the second quarter of 2022. Our share of production increased to 24.9 thousand Boe per day for the second quarter of 2023 from 19.8 thousand Boe per day for the same period of 2022. The decrease in oil and gas royalty revenue was partially offset by a combined increase of $17.5 million in water sales and produced water royalties and an increase of $4.7 million in easements and other surface-related income. Our revenue streams are directly impacted by commodity prices and development and operating decisions made by our customers and vary as the pace of development and oil demand varies.

Our total operating expenses of $40.3 million for the second quarter of 2023 increased $15.8 million compared to the same period of 2022. The increase in operating expenses is principally related to increases in legal and professional fees and water service-related expenses during the second quarter of 2023 compared to the same period of 2022.

Financial Results for the Six Months Ended June 30, 2023

The Company reported net income of $187.0 million for the six months ended June 30, 2023, a decrease of 13.8% compared to net income of $216.8 million for the six months ended June 30, 2022.

Our total revenues decreased $16.6 million for the six months ended June 30, 2023 compared to the same period of 2022. Oil and gas royalty revenue of $171.5 million for the six months ended June 30, 2023 include approximately $8.7 million related to an ongoing arbitration between TPL and an operator with respect to underpayment of oil and gas royalties resulting from improper deductions of post-production costs for periods before and through April 2022 (the “$8.7 Million Stipulation”). Excluding the impact of the $8.7 Million Stipulation, oil and gas royalty revenue decreased $62.6 million compared to the same period of 2022. Our share of production was approximately 22.9 thousand Boe per day for the six months ended June 30, 2023 compared to 20.3 thousand Boe per day for the same period of 2022. The average realized price was $41.08 per Boe for the six months ended June 30, 2023 compared to $64.22 per Boe for the same period of 2022. The decrease in oil and gas royalty revenue was partially offset by an $18.3 million increase in water sales and a $7.4 million increase in produced water royalties. Our revenue streams are directly impacted by commodity prices and development and operating decisions made by our customers and vary as the pace of development and oil demand varies.

Our total operating expenses of $81.7 million for the six months ended June 30, 2023 increased $34.2 million compared to the same period of 2022. The increase in operating expenses is principally related to increases in legal and professional fees and water service-related expenses during the six months ended June 30, 2023 compared to the same period of 2022.

Quarterly Dividend Declared

On August 1, 2023, the Board declared a quarterly cash dividend of $3.25 per share, payable on September 15, 2023 to stockholders of record at the close of business on September 1, 2023.

Conference Call and Webcast Information

The Company will hold a conference call on Thursday, August 3, 2023 at 7:30 a.m. Central Time to discuss second quarter 2023 results. A live webcast of the conference call will be available on the Investors section of the Company’s website at http://www.TexasPacific.com. To listen to the live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register and install any necessary audio software.

The conference call can also be accessed by dialing 1-844-826-3035 or 1-412-317-5195. The telephone replay can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 and providing the conference ID# 10180419. The telephone replay will be available starting shortly after the call through August 17, 2023.

About Texas Pacific Land Corporation

Texas Pacific Land Corporation is one of the largest landowners in the State of Texas with approximately 886,000 acres of land in West Texas, with the majority of its ownership concentrated in the Permian Basin. The Company is not an oil and gas producer, but its surface and royalty ownership provide revenue opportunities throughout the life cycle of a well. These revenue opportunities include fixed fee payments for use of our land, revenue for sales of materials (caliche) used in the construction of infrastructure, providing sourced water and/or treated produced water, revenue from our oil and gas royalty interests, and revenues related to saltwater disposal on our land. The Company also generates revenue from pipeline, power line and utility easements, commercial leases and temporary permits related to a variety of land uses including midstream infrastructure projects and hydrocarbon processing facilities.

Visit TPL at http://www.TexasPacific.com.

Cautionary Statement Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on TPL’s beliefs, as well as assumptions made by, and information currently available to, TPL, and therefore involve risks and uncertainties that are difficult to predict. Generally, future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” and the words “believe,” “anticipate,” “continue,” “intend,” “expect” and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, references to strategies, plans, objectives, expectations, intentions, assumptions, future operations and prospects and other statements that are not historical facts. You should not place undue reliance on forward-looking statements. Although TPL believes that plans, intentions and expectations reflected in or suggested by any forward-looking statements made herein are reasonable, TPL may be unable to achieve such plans, intentions or expectations and actual results, and performance or achievements may vary materially and adversely from those envisaged in this news release due to a number of factors including, but not limited to: the initiation or outcome of potential litigation; and any changes in general economic and/or industry specific conditions. These risks, as well as other risks associated with TPL are also more fully discussed in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. You can access TPL’s filings with the SEC through the SEC website at http://www.sec.gov and TPL strongly encourages you to do so. Except as required by applicable law, TPL undertakes no obligation to update any forward-looking statements or other statements herein for revisions or changes after this communication is made.

Contact:

Investor Relations
IR@TexasPacific.com

FINANCIAL AND OPERATIONAL RESULTS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Our share of production volumes(1) (2):
Oil (MBbls)	1,000	813	1,792	1,609
Natural gas (MMcf)	3,782	2,912	7,088	6,191
NGL (MBbls)	638	507	1,177	1,035
Equivalents (MBoe)	2,269	1,805	4,151	3,676
Equivalents per day (MBoe/d)	24.9	19.8	22.9	20.3

Oil and gas royalties (in thousands) (2):
Oil royalties	$70,183	$83,966	$127,077	$155,647
Natural gas royalties	3,775	17,650	14,731	33,825
NGL royalties	8,454	19,652	21,069	35,968
Total oil and gas royalties	$82,412	$121,268	$162,877	$225,440

Realized prices (2):
Oil ($/Bbl)	$73.46	$108.16	$74.24	$101.27
Natural gas ($/Mcf)	$1.08	$6.55	$2.25	$5.91
NGL ($/Bbl)	$14.33	$41.93	$19.34	$37.59
Equivalents ($/Boe)	$38.04	$70.36	$41.08	$64.22

(1)	Term	Definition
	Bbl	One stock tank barrel of 42 U.S. gallons liquid volume used herein in reference to crude oil, condensate or NGLs.
	MBbls	One thousand barrels of crude oil, condensate or NGLs.
	MBoe	One thousand Boe.
	MBoe/d	One thousand Boe per day.
	Mcf	One thousand cubic feet of natural gas.
	MMcf	One million cubic feet of natural gas.
	NGL	Natural gas liquids. Hydrocarbons found in natural gas that may be extracted as liquefied petroleum gas and natural gasoline.

(2)	The metrics provided exclude the impact of the $8.7 Million Stipulation discussed above.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share amounts) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues:
Oil and gas royalties	$82,412	$121,268	$171,542	$225,440
Water sales	37,648	22,272	59,377	41,092
Produced water royalties	20,841	18,669	40,975	33,539
Easements and other surface-related income	18,708	13,990	33,677	23,182
Land sales and other operating revenue	1,000	71	1,400	352
Total revenues	160,609	176,270	306,971	323,605

Expenses:
Salaries and related employee expenses	10,596	9,588	21,189	18,973
Water service-related expenses	10,287	3,915	15,943	6,697
General and administrative expenses	3,329	3,674	6,884	6,641
Legal and professional fees	10,154	1,163	26,782	2,882
Ad valorem and other taxes	2,070	2,042	3,644	4,085
Depreciation, depletion and amortization	3,893	4,180	7,297	8,306
Total operating expenses	40,329	24,562	81,739	47,584

Operating income	120,280	151,708	225,232	276,021

Other income, net	6,871	630	12,260	706
Income before income taxes	127,151	152,338	237,492	276,727
Income tax expense	26,758	33,444	50,531	59,933
Net income	$100,393	$118,894	$186,961	$216,794

Net income per share of common stock
Basic	$13.06	$15.37	$24.31	$28.02
Diluted	$13.05	$15.37	$24.30	$28.01

Weighted average number of shares of common stock outstanding
Basic	7,685,662	7,733,730	7,689,352	7,737,527
Diluted	7,690,950	7,737,112	7,694,548	7,739,859

SEGMENT OPERATING RESULTS
(dollars in thousands) (unaudited)

	Three Months Ended June 30,
	2023		2022
Revenues:
Land and resource management:
Oil and gas royalties	$82,412	51%	$121,268	68%
Easements and other surface-related income	17,908	11%	12,046	7%
Land sales and other operating revenue	1,000	1%	71	—%
Total land and resource management revenue	101,320	63%	133,385	75%

Water services and operations:
Water sales	37,648	24%	22,272	13%
Produced water royalties	20,841	13%	18,669	11%
Easements and other surface-related income	800	—%	1,944	1%
Total water services and operations revenue	59,289	37%	42,885	25%
Total consolidated revenues	$160,609	100%	$176,270	100%

Net income:
Land and resource management	$69,633	69%	$96,074	81%
Water services and operations	30,760	31%	22,820	19%
Total consolidated net income	$100,393	100%	$118,894	100%

	Six Months Ended June 30,
	2023		2022
Revenues:
Land and resource management:
Oil and gas royalties	$171,542	56%	$225,440	70%
Easements and other surface-related income	32,401	11%	20,940	6%
Land sales and other operating revenue	1,400	—%	352	—%
Total land and resource management revenue	205,343	67%	246,732	76%

Water services and operations:
Water sales	59,377	20%	41,092	13%
Produced water royalties	40,975	13%	33,539	10%
Easements and other surface-related income	1,276	—%	2,242	1%
Total water services and operations revenue	101,628	33%	76,873	24%
Total consolidated revenues	$306,971	100%	$323,605	100%

Net income:
Land and resource management	$134,976	72%	$177,230	82%
Water services and operations	51,985	28%	39,564	18%
Total consolidated net income	$186,961	100%	$216,794	100%

NON-GAAP PERFORMANCE MEASURES AND DEFINITIONS

In addition to amounts presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we also present certain supplemental non-GAAP performance measurements. These measurements are not to be considered more relevant or accurate than the measurements presented in accordance with GAAP. In compliance with the requirements of the SEC, our non-GAAP measurements are reconciled to net income, the most directly comparable GAAP performance measure. For all non-GAAP measurements, neither the SEC nor any other regulatory body has passed judgment on these non-GAAP measurements.

EBITDA, Adjusted EBITDA and Free Cash Flow

EBITDA is a non-GAAP financial measurement of earnings before interest, taxes, depreciation, depletion and amortization. Its purpose is to highlight earnings without finance, taxes, and depreciation, depletion and amortization expense, and its use is limited to specialized analysis. We calculate Adjusted EBITDA as EBITDA excluding employee share-based compensation. Its purpose is to highlight earnings without non-cash activity such as share-based compensation and/or other non-recurring or unusual items. We calculate Free Cash Flow as Adjusted EBITDA less current income tax expense and capital expenditures. Its purpose is to provide an additional measure of operating performance. We have presented EBITDA, Adjusted EBITDA and Free Cash Flow because we believe that these metrics are useful supplements to net income in analyzing the Company's operating performance. Our definitions of Adjusted EBITDA and Free Cash Flow may differ from computations of similarly titled measures of other companies.

The following table presents a reconciliation of net income to EBITDA, Adjusted EBITDA and Free Cash Flow for the three and six months ended June 30, 2023 and 2022 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income	$100,393	$118,894	$186,961	$216,794
Add:
Income tax expense	26,758	33,444	50,531	59,933
Depreciation, depletion and amortization	3,893	4,180	7,297	8,306
EBITDA	131,044	156,518	244,789	285,033
Add:
Employee share-based compensation	2,559	1,760	4,715	3,079
Adjusted EBITDA	133,603	158,278	249,504	288,112
Less:
Current income tax expense	(27,125)	(33,992)	(51,204)	(60,887)
Capital expenditures	(1,371)	(7,342)	(5,144)	(10,347)
Free Cash Flow	$105,107	$116,944	$193,156	$216,878